Exhibit 99.1
Basis of Presentation
“We,” “us,” “our,” the “Company,” “Tradeweb” and similar references refer: (i) on or prior to the completion of a series of reorganization transactions that were completed (the “Reorganization Transactions”) in connection with Tradeweb Markets Inc.’s initial public offering (“IPO”), which was completed on April 8, 2019, to Tradeweb Markets LLC, which we refer to as “TWM LLC,” and, unless otherwise stated or the context otherwise requires, all of its subsidiaries and any predecessor entities, and (ii) following the completion of the Reorganization Transactions, to Tradeweb Markets Inc., and, unless otherwise stated or the context otherwise requires, TWM LLC and all of its subsidiaries and any predecessor entities.
The historical financial information and other disclosures contained herein relate to periods that ended both prior to and after the completion of the Reorganization Transactions and the IPO. As a result of the Reorganization Transactions completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose principal asset consists of its equity interest in Tradeweb Markets LLC (“TWM LLC”). As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries. The historical financial information contained herein relating to periods prior to, and including, March 31, 2019 pertain to TWM LLC, the predecessor of Tradeweb Markets Inc. for financial reporting purposes, and its subsidiaries. The historical financial information contained herein relating to periods beginning on April 1, 2019, and through and including June 30, 2019, pertain to Tradeweb Markets Inc. and its subsidiaries, including TWM LLC.
As a result of the Refinitiv Transaction (the “Refinitiv Transaction”), pursuant to which Refinitiv Holdings Ltd. (“Refinitiv”) indirectly acquired on October 1, 2018 substantially all of the financial and risk business of Thomson Reuters Corporation (“Thomson Reuters”) and Thomson Reuters indirectly acquired a 45% ownership interest in Refinitiv, we revalued our assets and liabilities based on their fair values as of the closing date of the Refinitiv Transaction in accordance with the acquisition method of accounting. Due to the change in the basis of accounting resulting from the application of pushdown accounting, the financial information for the period beginning on October 1, 2018, and through and including June 30, 2019, and the financial information for the periods prior to, and including, September 30, 2018 are not comparable. However, the change in basis resulting from the Refinitiv Transaction did not impact certain financial information, specifically revenues and certain expenses. Accordingly, we present gross revenue and Adjusted EBITDA for the year ended December 31, 2018 on a combined basis as the change in basis resulting from the Refinitiv Transaction did not impact such financial information and, we believe it provides a meaningful method of comparison to other periods. The combined financial information is being presented for informational purposes only and (i) has not been prepared on a pro forma basis as if the Refinitiv Transaction occurred on the first day of the period, (ii) may not reflect the actual results we would have achieved absent the Refinitiv Transaction, (iii) may not be predictive of future results of operations and (iv) should not be viewed as a substitute for the financial results of the separate periods presented in accordance with GAAP.
Unless otherwise indicated, revenue is presented on a gross revenue basis. For certain periods, our gross revenue is offset by contingent consideration, a contra-revenue adjustment related to the achievement of specific revenue earnout milestones for certain credit products. We believe that gross revenue is the key driver of our operating performance and therefore is the revenue measure we utilize to assess our business on a period by period basis.
Preliminary Results for Three and Nine Months Ended September 30, 2019 (Successor) and Three and Nine Months Ended September 30, 2018 (Predecessor)
Our preliminary estimated unaudited financial results for the three and nine months ended September 30, 2019 are set forth below. Our estimates of results are based solely on information available to us as of the date hereof and are inherently uncertain and subject to change due to a variety of business, economic and competitive risks and uncertainties, many of which are not within our control, and we undertake no obligation to update this information. Actual results remain subject to the completion of management’s final reviews and our other financial closing procedures, as well as the completion of our auditor’s review of our unaudited consolidated financial statements, as described below. During the course of the preparation of our actual unaudited consolidated financial statements and related notes, additional items that would require material adjustments to the preliminary estimated unaudited financial results presented below may be identified. See “Management's Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Use of Estimates” included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 and “Cautionary Note Regarding Forward-Looking Statements” included herein.
The preliminary financial data included herein have been prepared by and are the responsibility of our management. Our independent accountant, Deloitte & Touche LLP, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto. These estimates are not a comprehensive statement of our financial results as of and for the three and nine months ended September 30, 2019, and should not be viewed as a substitute for full financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). In addition, these preliminary estimates for the three and nine months ended September 30, 2019 are not necessarily indicative of the results that may be achieved for a full fiscal year or any future periods.
The table set forth below presents estimates for our expected gross revenue, total expenses, net income, net income attributable to Tradeweb Markets Inc., diluted earnings per share, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income and Adjusted Diluted EPS for the three and nine months ended September 30, 2019. As noted above, each of the line items presented below represents our preliminary estimated unaudited financial results which remain subject to the completion of management’s final reviews and our other financial closing procedures, as well as the completion of our auditor’s review of our unaudited consolidated financial statements for the three and nine months ended September 30, 2019.

	Successor	Predecessor
	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	$ Change	% Change
	(dollars in thousands)
Revenue
Rates	$115,505	$92,592	$22,913	24.7%
Credit	39,578	33,642	5,936	17.6
Equities	12,333	8,484	3,849	45.4
Money Markets	10,480	8,667	1,813	20.9
Market Data	16,914	15,770	1,144	7.3
Other	6,171	6,098	73	1.2
Gross revenue	200,981	165,253	35,728	21.6
Total expenses	142,723	114,973	*	*
Net income	48,578	45,955	*	*
Net income attributable to Tradeweb Markets Inc.	29,612	—	—	—
Diluted earnings per share(1)	0.20(b)	0.21(a)	*	*
Non-GAAP Financial Measures
Adjusted EBITDA(2)	93,449	66,583	26,866	40.3%
Adjusted EBITDA margin(2)	46.5%	40.3%	+620bps
Adjusted EBIT(2)	$83,096	$56,734	$26,362	46.5%
Adjusted EBIT margin(2)	41.3%	34.3%	+701bps
Adjusted Net Income(2)	$61,627	$42,252	$19,375	45.9%
Adjusted Diluted EPS(2)(3)	0.27	0.19	0.08	38.6
	Successor	Predecessor
	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018	$ Change	% Change
	(dollars in thousands)
Revenue
Rates	$326,658	$281,641	$45,017	16.0%
Credit	118,612	102,452	16,160	15.8
Equities	35,247	28,347	6,900	24.3
Money Markets	30,364	25,248	5,116	20.3
Market Data	51,361	47,059	4,302	9.1
Other	16,016	21,024	(5,008)	(23.8)
Gross revenue	578,258	505,771	72,487	14.3
Total expenses	442,768	338,607	*	*
Net income	115,746	130,160	*	*
Net income attributable to Tradeweb Markets Inc.	42,440	—	—	—
Diluted EPS(1)	0.19(a)/ 0.28(b)	0.60(a)	*	*
Non-GAAP Financial Measures
Adjusted EBITDA(2)	260,721	214,091	46,630	21.8%
Adjusted EBITDA margin(2)	45.1%	42.3%	+276bps

	Successor	Predecessor
	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018	$ Change	% Change
	(dollars in thousands)
Adjusted EBIT(2)	$229,915	$184,859	$45,056	24.4%
Adjusted EBIT margin(2)	39.8%	36.5%	+321bps
Adjusted Net Income(2)	$170,446	$137,327	$33,119	24.1%
Adjusted Diluted EPS(2)(3)	0.74	0.64	0.10	16.0

*
As a result of the Refinitiv Transaction and pushdown accounting, certain financial information for the period beginning on October 1, 2018, and through and including September 30, 2019, which we refer to as the “Successor period,” and certain financial information for the periods prior to, and including, September 30, 2018, which we refer to as the “Predecessor period,” are not comparable. See “Basis of Presentation.”

(1)
As a result of the Reorganization Transactions and the IPO completed in April 2019, certain earnings information is being presented separately for Tradeweb Markets LLC and Tradeweb Markets Inc.

(a)
Presents information for Tradeweb Markets LLC (pre-IPO period).

(b)
Presents information for Tradeweb Markets Inc. (post-IPO period).

For more information for pre-IPO period and post-IPO period earnings per share information, see “Basis of Presentation,” “Note 16 — Earnings Per Share” to the unaudited consolidated financial statements of Tradeweb Markets Inc. included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 and “Note 18 — Net Income Per Share” to the audited consolidated financial statements of Tradeweb Markets LLC included in our Current Report on Form 8-K dated June 18, 2019.
(2)
For the definitions of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income and Adjusted Diluted EPS and reconciliations to their most directly comparable financial measures presented in accordance with GAAP, see the tables below.

(3)
Adjusted Diluted EPS includes certain tax related adjustments to reflect an assumed effective tax rate for all periods presented and, for the three and nine months ended September 30, 2019, assumes all LLC Interests are exchanged for shares of Class A or Class B common stock. As a result, we believe that Adjusted Diluted EPS for Tradeweb Markets Inc. and Tradeweb Markets LLC are comparable.

During the three and nine months ended September 30, 2019 our estimated results were impacted by higher revenues related to increases in rates, credit, equities and money markets trading as well as market data. Our expenses were impacted by higher depreciation and amortization expense as a result of the application of pushdown accounting and non-cash stock-based compensation expense related to a special award of options to management and other employees (the “Special Option Award”), which is discussed under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation” included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019, as a result of the completion of the IPO. Net income for the three and nine months ended September 30, 2019 was $48.6 million and $115.7 million, respectively. Net income for the three and nine months ended September 30, 2018 was $46.0 million and $130.2 million, respectively. Net income for the three months ended September 30, 2019 was impacted by higher revenues, partially offset by $18.3 million of higher depreciation expense as a result of the Refinitiv Transaction and the application of pushdown accounting. Net income for the nine months ended September 30, 2019 was impacted by $52.5 million of higher depreciation expense as a result of the Refinitiv Transaction and the application of pushdown accounting and higher employee compensation and benefits, including $22.4 million of stock-based compensation expense related to the Special Option Award, partially offset by higher revenues. Net income attributable to Tradeweb Markets Inc. for the three and nine months ended September 30, 2019 was $29.6 million and $42.4 million, respectively.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income and Adjusted Diluted EPS increased for the three and nine months ended September 30, 2019 as compared to prior periods, primarily due to gross revenue growth of 21.6% and 14.3%, respectively.
A significant percentage of our revenues are tied directly to overall trading volumes in the rates, credit, equities and money markets asset classes. The average daily volumes and total volumes on our trading platforms by asset class for the three and nine months ended September 30, 2019 and 2018 and the trailing twelve months ended September 30, 2019 and 2018 were as follows:
	Three Months Ended
	September 30, 2019		September 30, 2018
	ADV	Volume	ADV	Volume	ADV Change
	(dollars in millions)
Rates	$563,379	$36,305,114	$342,572	$21,710,832	64.5%
Credit	$17,199	$1,117,045	$11,885	$760,207	44.7%
Equities	$7,345	$476,129	$5,746	$366,590	27.8%
Money Markets	$227,125	$14,701,122	$171,509	$10,872,806	32.4%
Total	$815,048	$52,599,410	$531,712	$33,710,434	53.3%

	Nine Months Ended
	September 30, 2019		September 30, 2018
	ADV	Volume	ADV	Volume	ADV Change
	(dollars in millions)
Rates	$502,303	$94,680,563	$345,759	$65,186,563	45.3%
Credit	$15,295	$2,893,232	$12,871	$2,433,824	18.8%
Equities	$7,385	$1,397,429	$7,543	$1,419,622	(2.1)%
Money Markets	$213,920	$40,495,243	$168,618	$31,773,689	26.9%
Total	$738,903	$139,466,467	$534,791	$100,813,698	38.2%

	Trailing Twelve Months Ended
	September 30, 2019		September 30, 2018
	ADV	Volume	ADV	Volume	ADV Change
	(dollars in millions)
Rates	$472,192	$118,119,615	$329,381	$82,562,651	43.4%
Credit	$14,487	$3,645,616	$11,403	$2,874,097	27.0%
Equities	$7,674	$1,940,373	$7,238	$1,814,489	6.0%
Money Markets	$207,581	$52,184,471	$162,791	$40,803,091	27.5%
Total	$701,934	$175,890,074	$510,814	$128,054,328	37.4%
We believe the increases in average daily volumes in the three and nine months ended September 30, 2019 for most asset classes can be attributed to various factors, including further electronification of trading activities across our asset classes, increase in market share, new products, new clients and increased volatility. Trading activity in interest rate swaps and swaptions, in particular short-tenor swaps, repurchase agreements and mortgages were the leading drivers of our overall volume growth for the three and nine months ended September 30, 2019. Rates ADV increased due mainly to higher trading activity in interest rate swaps and swaptions, in particular short-tenor swaps, mortgages and U.S. treasuries. Credit ADV increased due mainly to higher trading activity in credit derivatives, high-grade and high-yield credit as well as Chinese bonds. Equities ADV increased due mainly to higher trading activity in institutional European ETFs. Money Markets ADV increased due to the continued growth of bilateral electronic trading in repurchase agreements.
The average variable fees per million dollars of volume traded on our trading platforms by asset class for the three and nine months ended September 30, 2019 and 2018 and the trailing twelve months ended

September 30, 2019 and 2018 are summarized below. There are four potential drivers of fluctuations in our average variable fees per million: (1) volume discounts, (2) the mix of cash and derivatives products traded, (3) the mix of protocols underpinning cash and derivatives products and (4) pricing. Average variable fees per million should be reviewed in conjunction with our trading volumes and gross revenue by asset class. Since variable fees are sometimes subject to fee plans with tiered pricing based on product mix and volume, average variable fees per million for a specific asset class may not correlate with volumes or revenue growth. For example, average variable fees per million dollars of volume for our Credit asset class decreased 17.7% for the three months ended September 30, 2019 while gross revenue for our Credit asset class increased 17.6% over the same period.
	Three Months Ended September 30,
	2019	2018	$ Change	% Change
Average variable fees per million
Rates	$1.79	$1.97	$(0.18)	(9.2)%
Credit	$30.81	$37.45	$(6.64)	(17.7)%
Equities	$20.78	$19.27	$1.51	7.8%
Money Markets	$0.46	$0.47	$(0.01)	(1.9)%
Total	$2.20	$2.47	$(0.27)	(10.9)%
	Nine Months Ended September 30,
	2019	2018	$ Change	% Change
Average variable fees per million
Rates	$1.85	$2.04	$(0.19)	(9.3)%
Credit	$35.64	$35.85	$(0.21)	(0.6)%
Equities	$20.93	$16.55	$4.38	26.5%
Money Markets	$0.48	$0.47	$0.01	2.1%
Total	$2.34	$2.57	$(0.23)	(8.9)%
	Trailing Twelve Months Ended September 30,
	2019	2018	$ Change	% Change
Average variable fees per million
Rates	$1.89	$2.04	$(0.15)	(7.4)%
Credit	$37.05	$38.64	$(1.59)	(4.1)%
Equities	$20.71	$15.79	$4.92	31.2%
Money Markets	$0.48	$0.47	$0.01	2.1%
Total	$2.41	$2.56	$(0.15)	(5.9)%
In addition to net income and net income attributable to Tradeweb Markets Inc., each presented in accordance with GAAP, we present Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin as measures of our operating performance and Adjusted Net Income and Adjusted Diluted EPS as measures of our profitability. Adjusted EBITDA is defined as net income before contingent consideration, net interest income, provision for income taxes and depreciation and amortization, adjusted for the impact of certain other items, including certain stock-based compensation expense, gains and losses from outstanding foreign exchange forward contracts and the revaluation of foreign denominated cash. Adjusted EBIT is defined as net income before contingent consideration, net interest income and provision for income taxes, adjusted for the impact of certain other items, including certain stock-based compensation expense, acquisition and Refinitiv Transaction-related depreciation and amortization, gains and losses from outstanding foreign exchange forward contracts and the revaluation of foreign denominated cash.

Adjusted EBITDA margin and Adjusted EBIT margin are defined as Adjusted EBITDA and Adjusted EBIT, respectively, divided by gross revenue for the applicable period. We present Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. For example, we exclude contingent consideration because it is equity settled and its balance is based on our value at a certain time and may not reflect our actual operating performance. In addition, we also exclude non-cash stock-based compensation expense associated with the Special Option Award. We believe it is useful to exclude this stock-based compensation expense because the amount of expense associated with the Special Option Award may not directly correlate to the underlying performance of our business and will vary across periods. With respect to Adjusted EBIT and Adjusted EBIT margin, we believe it is useful to exclude the depreciation and amortization of acquisition related tangible and intangible assets resulting from certain acquisitions, the Refinitiv Transaction and the application of pushdown accounting in order to facilitate a period-over-period comparison of our financial performance.
Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe it is helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA and Adjusted EBITDA margin. We present Adjusted Net Income and Adjusted Diluted EPS for Tradeweb Markets Inc. for post-IPO periods and Tradeweb Markets LLC for pre-IPO periods. As discussed below, because Adjusted Net Income and Adjusted Diluted EPS give effect to certain tax related adjustments to reflect an assumed effective tax rate for all periods presented and, for post-IPO periods, assumes all common membership units of TWM LLC (“LLC Interests”) held by non-controlling interests are exchanged for shares of Class A or Class B common stock, we believe that Adjusted Net Income and Adjusted Diluted EPS for Tradeweb Markets Inc. and Tradeweb Markets LLC are comparable.
Adjusted Net Income is defined as net income attributable to Tradeweb Markets Inc. assuming the full exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A common stock or Class B common stock of Tradeweb Markets Inc., for post-IPO periods, and net income, for pre-IPO periods, in each case adjusted for contingent consideration, certain stock-based compensation expense, acquisition and Refinitiv Transaction-related depreciation and amortization, gains and losses from outstanding foreign exchange forward contracts and the revaluation of foreign denominated cash. Adjusted Net Income also gives effect to certain tax related adjustments to reflect an assumed effective tax rate and, for pre-IPO periods, assumes TWM LLC was subject to a corporate tax rate for the periods presented. Adjusted Diluted EPS is defined as Adjusted Net Income divided by the diluted weighted average number of shares of Class A common stock and Class B common stock outstanding for the applicable period, assuming the full exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A common stock or Class B common stock, for post-IPO periods, and the diluted weighted average number of shares of TWM LLC outstanding for the applicable period, for pre-IPO periods. The diluted weighted average number of shares outstanding for the pre-IPO periods and post-IPO periods give effect to potentially dilutive securities using the treasury stock method. We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. We exclude contingent consideration, stock-based compensation expense associated with the Special Option Award and acquisition and Refinitiv Transaction-related depreciation and amortization for the reasons described above. Each of the normal recurring adjustments and other adjustments described in the definition of Adjusted Net Income helps to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses. In addition to excluding items that are non-recurring or may not be indicative of our ongoing operating performance, by assuming the full exchange of all outstanding LLC Interests held by non-controlling interests, we believe that Adjusted Net Income and Adjusted Diluted EPS for Tradeweb Markets Inc. facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period, because it eliminates the effect of any changes in net income attributable to Tradeweb Markets Inc. driven by increases in our ownership of TWM LLC, which are unrelated to our operating performance.
Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income and Adjusted Diluted EPS have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, operating income, gross margin, earnings per share or any other financial measure derived in accordance with GAAP. You are encouraged to evaluate each adjustment and, as applicable, the reasons we consider it appropriate for supplemental analysis. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income and Adjusted Diluted EPS you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures. Our presentation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income and Adjusted Diluted EPS should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income and Adjusted Diluted EPS may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
The table set forth below presents a reconciliation of net income to Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin for the three and nine months ended September 30, 2019 and 2018:
	Successor		Predecessor
	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
	(in thousands)
Net income	$48,578	$115,746	$45,955	$130,160
Contingent consideration	—	—	(2,537)	26,830
Interest income, net	(636)	(1,669)	(673)	(1,726)
Depreciation and amortization	35,133	102,928	16,362	48,808
Stock-based compensation expense associated with Special Option Award	1,995	22,398	—	—
Provision for income taxes	10,316	21,413	7,535	11,900
Unrealized foreign exchange (gains) / losses	(2,499)	(1,215)	407	(960)
(Gain) / loss from revaluation of foreign denominated cash(1)	562	1,120	(466)	(921)
Adjusted EBITDA	$93,449	$260,721	$66,583	$214,091
Less: Depreciation and amortization	(35,133)	(102,928)	(16,362)	(48,808)
Add: Acquisition and Refinitiv Transaction related D&A(2)	24,780	72,122	6,513	19,576
Adjusted EBIT	$83,096	$229,915	$56,734	$184,859
Adjusted EBITDA margin(3)	46.5%	45.1%	40.3%	42.3%
Adjusted EBIT margin(3)	41.3%	39.8%	34.3%	36.5%

(1)
Represents foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(2)
Represents acquisition-related intangibles amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the Refinitiv Transaction and the application of pushdown accounting (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(3)
For the three and nine months ended September 30, 2019 and 2018, Adjusted EBITDA margin increased compared to the prior year period by 620 basis points, and 276 basis points, respectively, or 672 basis points, and 326 basis points on a constant currency basis. For the three and nine months ended September 30, 2019 and 2018, Adjusted EBIT margin increased compared to the prior year period by 701 basis points and 321 basis points, respectively, or 770 basis points and 386 basis points on a constant currency basis. The changes in Adjusted EBITDA margin and Adjusted EBIT margin on a constant currency basis, which are non-GAAP financial measures, are defined as the changes in Adjusted EBITDA margin and Adjusted EBIT margin excluding the effects of foreign currency fluctuations. Adjusted EBITDA margin and Adjusted EBIT margin excluding the effects of foreign currency fluctuations are calculated by translating the current period and prior period’s results using the average exchange rates for the prior period. We use changes in Adjusted EBITDA margin and Adjusted EBIT margin on a constant currency basis as supplemental metrics to evaluate our underlying margin performance between periods by removing the impact of foreign currency fluctuations. We believe that providing changes in Adjusted EBITDA margin and Adjusted EBIT margin on a constant currency basis provide useful comparisons of our Adjusted EBITDA margin and Adjusted EBIT margin and trends between periods.

The table set forth below presents a reconciliation of net income attributable to Tradeweb Markets Inc. and net income, as applicable, to Adjusted Net Income and Adjusted Diluted EPS for the three and nine months ended September 30, 2019 and 2018:
	Successor		Predecessor
	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
	(in thousands except share and per share amounts)
Earnings per diluted share(1)	$0.20(b)	$0.19(a)/	$0.21(a)	$0.60(a)
		0.28(b)
Pre-IPO net income attributable to Tradeweb Markets LLC(1)	$—	$42,352	$45,955	$130,160
Add: Net income attributable to Tradeweb Markets Inc.(1)	29,612	42,440	—	—
Add: Net income attributable to non-controlling interests(1)(2)	18,966	30,954	—	—
Net income	48,578	115,746	45,955	130,160
Provision for income taxes	10,316	21,413	7,535	11,900
Contingent consideration	—	—	(2,537)	26,830
Acquisition and Refinitiv Transaction related D&A(3)	24,780	72,122	6,513	19,576
Stock-based compensation expense associated with Special Option Award	1,995	22,398	—	—
Unrealized foreign exchange (gains) / losses	(2,499)	(1,215)	407	(960)
(Gain) / loss from revaluation of foreign denominated cash(4)	562	1,120	(466)	(921)
Adjusted Net Income before income taxes	83,732	231,584	57,407	186,585
Adjusted income taxes(5)	(22,105)	(61,138)	(15,155)	(49,258)
Adjusted Net Income	$61,627	$170,446	$42,252	$137,327
Adjusted Diluted EPS(1)(6)	$0.27(b)	$0.23(a)/	$0.19(a)	$0.64(a)
		0.51(b)

(1)
As a result of the Reorganization Transactions and the IPO completed in April 2019, certain earnings information is being presented separately for Tradeweb Markets LLC and Tradeweb Markets Inc.

(a)
Presents information for Tradeweb Markets LLC (pre-IPO period).

(b)
Presents information for Tradeweb Markets Inc. (post-IPO period).

See “Basis of Presentation,” “Note 16 — Earnings Per Share” to the unaudited consolidated financial statements of Tradeweb Markets Inc. included in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2019 and “Note 18 — Net Income Per Share” to the audited consolidated financial statements of Tradeweb Markets LLC included in our Current Report on Form 8-K dated June 18, 2019.
(2)
For post-IPO periods, represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.

(3)
Represents acquisition-related intangibles amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the Refinitiv Transaction and the application of pushdown accounting (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(4)
Represents foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(5)
Represents corporate income taxes at an assumed effective tax rate of 26.4% for all periods presented applied to Adjusted Net Income before income taxes. For pre-IPO periods, this adjustment assumes Tradeweb Markets LLC was subject to a corporate tax rate for the periods presented.

(6)
Due to the Reorganization Transactions and the IPO completed in April 2019, shares outstanding during the nine months ended September 30, 2019 represent shares of TWM LLC (pre-IPO period) and shares of Class A and Class B common stock of Tradeweb Markets Inc. (post-IPO period).

The following table summarizes the calculation of Adjusted Diluted EPS for all periods presented:
		Pre-IPO Period	Post-IPO Period
Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Diluted weighted average TWM LLC shares outstanding	—	223,320,457	—	219,165,997	215,365,920
Diluted weighted average shares of Class A and Class B common stock outstanding	151,362,643	—	151,158,760	—	—
Assumed exchange of LLC Interests for shares of Class A or Class B common stock(1)	79,289,005	—	79,289,005	—	—
Adjusted diluted weighted average shares outstanding	230,651,648	223,320,457	230,447,765	219,165,997	215,365,920
Adjusted Net Income (in thousands)	$61,627	$52,190	$118,256	$42,252	$137,327
Adjusted Diluted EPS	$0.27	$0.23	$0.51	$0.19	$0.64

(1)
Assumes the full exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

Forward-Looking Statements
Certain statements contained herein are forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our outlook and future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. In particular, the preliminary financial results for the third quarter of 2019 are subject to the completion of management’s final review and our other financial closing procedures and therefore are subject to change. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained herein are not guarantees of future performance and our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained herein. In addition, even if our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained herein, they may not be predictive of results or developments in future periods. Any forward-looking statement that we make herein speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date hereof.